EXHIBIT 10.15(b)
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT to Lease (“Second Amendment”) is dated for reference purposes December 10th, 2007 and is entered into by and between ProLogis California I LLC (“Landlord”), and Skechers USA, Inc (“Tenant”).
RECITALS
     WHEREAS Landlord and Tenant executed that certain lease dated November 21, 1997, a First Amendment to Lease dated April 26, 2002 (collectively, the “Lease”) whereby Landlord leased to Tenant those certain Premises comprised of approximately 127,799 square feet commonly known as 1661 S. Vintage Avenue, Ontario, California 91761 (the “Premises”). Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the original Lease dated November 21, 1997, and or subsequent amendments, as applicable.
     WHEREAS Tenant and Landlord desire to amend the Lease, including but not limited to the extension of the Lease Term, pursuant to this Second Amendment to Lease.
     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Lease as follows:
1.	Term:	The Term shall be extended for One year (1) and six (6) months and shall commence on December 1, 2007 and shall expire on May 31, 2009. The monthly triple net Base Rent during the extended Term shall be as follows:

Months	Monthly Base Rent
December 1, 2007-May 31, 2009	$48,563.62/Mo./NNN
2.	Other Terms and Conditions:	All other terms of the Lease shall remain unmodified and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease as of the day and year first above written.

TENANT:
SKECHERS USA, INC

By:	/s/ David Weinberg

Name:	David Weinberg

Title:	Chief Operating Officer

LANDLORD:
PROLOGIS CALIFORNIA I LLC
a Delaware limited liability company
By ProLogis, a Maryland real estate
investment trust, its Managing member

By:	/s/ W. Scott Lamson

Name: W. Scott Lamson

Title: Senior Vice President